UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 28, 2013

DARA BioSciences, Inc.
(Exact name of registrant as specified in charter)

Delaware	0-19410	04-3216862
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

8601 Six Forks Road, Suite 160, Raleigh, North Carolina	27615
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 919-872-5578

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 28, 2013, Director and Chairman of the Audit Committee of the Board of Directors, Stephen O. Jaeger, informed the Board of Directors ("Board") of DARA BioSciences, Inc. (the "Company") that he was resigning as of November 30, 2013. Mr. Jaeger indicated that he has decided to resign for personal reasons, and not as the result of any disagreement with the Board or with the Company's management. The Board will reduce the size of the Board to six members effective upon Mr. Jaeger’s resignation.

Mr. Haywood Cochrane, Chairman of the Board of Directors will assume the role of Chairman of the Audit Committee effective December 1, 2013.  Mr. Cochrane is an “audit committee financial expert” as such term is defined under applicable SEC rules.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARA BioSciences, Inc.

Date: October 29, 2013	By:	/s/ David J. Drutz
Name: David J. Drutz
Title: Chief Executive Officer